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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-97190 and 33-86016) pertaining to the MPSI Systems Inc. 1984 Stock Option Plan and the MPSI Systems Inc. 1988 Stock Option Plan of our reports dated November 30, 1999, with respect to the consolidated financial statements and schedule of MPSI Systems Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1999.


                                                               ERNST & YOUNG LLP


Tulsa, Oklahoma
December 20, 1999